Exhibit (h)(4)(c)


                               SECOND AMENDMENT TO
                               -------------------
                            TRANSFER AGENCY AGREEMENT
                            -------------------------

            AMENDMENT made as of the 24th day of July, 2002, between AMSOUTH FUNDS (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, to that certain Transfer Agency
Agreement dated January 1, 2001, under which BISYS performs transfer agency services for the Trust (as amended and in effect on the date hereof, the "Agreement").

            WHEREAS, under the Agreement, BISYS is designated as the Trust's transfer agent and performs the transfer agency services for the Trust that are enumerated in the Agreement or a Schedule thereto;

            WHEREAS, BISYS and the Trust wish to enter into this Amendment to the Agreement in order to supplement and clarify certain provisions of the Agreement.

            NOW, THEREFORE, in consideration of the covenants herein contained, the Trust and BISYS hereby agree as follows:

      1.    BANK ACCOUNTS.
            -------------

            BISYS is hereby granted such power and authority as may be necessary to establish one or more bank accounts for the benefit of the Trust with such bank or banks as are selected or approved by the Trust. Such accounts shall be established by BISYS on behalf of the Trust solely for the purpose of carrying out its obligations under the Transfer Agency Agreement, including, but not limited to, receipts and disbursements of monies in connection with the purchase of fund shares, the payment of shareholder dividends and receipts and disbursements of redemption proceeds. The Trust shall be deemed to be the customer of such Bank or Banks for all purposes in connection with such accounts.

      2.    INSTRUCTIONS/PROCEDURES.
            -----------------------

            The Trust acknowledges receipt of a copy of BISYS' policy related to the acceptance of trades for prior day processing (the "BISYS As-Of Trading Policy"). BISYS may amend the BISYS As-of Trading Policy from time to time in its sole discretion. A copy of any such amendments shall be delivered to the Trust upon request. BISYS may apply the BISYS As-Of Trading Policy whenever applicable, unless BISYS agrees in writing to process trades according to such other as-of trading policy as may be adopted by the Trust and furnished to BISYS by the Trust.

      3.    PRIVACY.
            -------

            Nonpublic  personal financial  information  relating to consumers or customers of the Trust provided by, or at the direction of the Trust to BISYS, or collected or retained by BISYS in the course of performing its transfer agency duties, shall be considered confidential information. BISYS shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of BISYS, except at the direction of the Trust or as required or permitted by law (including Applicable AML Laws). BISYS represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to, consumers or customers of the Trust. The Trust represents to BISYS that it has adopted a Statement of its privacy policies and practices as required by the Securities and Exchange
Commission's Regulation S-P and agrees to provide BISYS with a copy of that statement annually.

      4.    MISCELLANEOUS.
            -------------

            (a) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

            (b) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

            (c)   Paragraph   headings  in  this   Amendment  are  included  for
                  convenience only and are not to be used to construe or interpret this Amendment.

            (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                    AMSOUTH FUNDS


                                    By:
                                           -------------------------------------

                                    Title:
                                           -------------------------------------


                                    BISYS FUND SERVICES OHIO, INC.


                                    By:
                                           -------------------------------------

                                    Title:
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